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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-114633) pertaining to the 2000 Stock Plan and 2000 Employee Stock Purchase Plan of Illumina, Inc. of our reports dated February 16, 2005, with respect to the consolidated financial statements and schedule of Illumina, Inc., Illumina Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Illumina, Inc., included in its Annual Report (Form 10-K/A) for the year ended January 2, 2005.

                                                      /s/ ERNST & YOUNG LLP

San Diego, California
April 11, 2005